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                  SUBSIDIARIES OF CHARTER BANCSHARES, INC.


     The following comprise all the subsidiaries of Charter Bancshares, Inc:

          CBH, Inc.
          2500 West Fourth Street, Suite 11
          Wilmington, Delaware 19899

          Charter National Bank-Houston
          2600 Citadel Plaza Drive
          Houston, Texas 77008

          Charter National Bank-Colonial
          2301 FM 1960 West
          Houston, Texas 77068

          University National Bank-Galveston
          700 University Blvd.
          Galveston, Texas 77550

          Charter Venture Group, Inc.
          2600 Citadel Plaza Drive
          Houston, Texas 77008

          Charter-Houston Securities, Inc.
          (formerly Charter Leasing, Inc.)
          2600 Citadel Plaza Drive
          Houston, Texas 77008

          Charter-Colonial Securities, Inc.
          (formerly Bissonnet West, Inc.)
          2600 Citadel Plaza Drive
          Houston, Texas 77008

          Charter Mortgage Company
          (formerly Capital Standard Mortgage Company)
          13101 Northwest Freeway, Ste. 120
          Houston, Texas 77040-6309

          Charter Bank, SSB
          (formerly West Loop Savings & Loan)
          4672 Beechnut
          Houston, Texas 77096



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